Exhibit 99.1

MCEWEN MINING REPORTS Q3 2019 PRODUCTION RESULTS

TORONTO, October 17, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q3 2019 of 35,043 gold ounces and 947,146 silver ounces, or 45,930 gold equivalent ounces(1)(“GEOs”) using the average gold:silver price ratio for Q3 of 87:1. For the nine months ended Sept. 30, 2019 we have produced 128,125 GEOs, or 74% of our revised guidance midpoint of 172,500 GEOs. Our Gold Bar Mine continued to improve during the third quarter, achieving several key performance benchmarks for ore production, crushing throughput, and gold production. Gold Bar produced almost 5,000 GEOs in September, which is in line with our plan and approaching the designed capacity of the process plant. The San José and El Gallo mines performed well, meeting their production targets. At our Black Fox Mine, underground mining operations continued to be challenging, however high-grade exploration results at both the Black Fox and Stock properties are providing reason for excitement for the future. The latest exploration drilling from Stock East returned impressive intercepts, such as: 83.5 g/t gold over 5.6 m, including 417 g/t over 1.1 m; and 34.7 g/t gold over 5.9 m, including 74.1 g/t over 2.7 m (news release dated September 30, 2019).

Table 1 - Consolidated Production Summary

	Q1		Q2		Q3		Full Year
	2018	2019	2018	2019	2018	2019	2018	2019 Guidance
Gold (oz)	35,069	26,938	36,959	36,216	33,806	35,043	135,203	131,000-138,000
Silver (oz)	695,651	703,219	772,432	850,525	745,172	947,146	3,032,694	3,225,000
GEOs(1)	44,344	36,315	47,258	45,881	43,742	45,930	175,640	169,000-176,000

(1)	'Gold Equivalent Ounces' are calculated based on a 75:1 gold to silver price ratio for periods up to and including Q1 2019, 88:1 for Q2 2019, and 87:1 for Q3 2019. 2019 GEO Guidance assumes a 85:1 ratio.

Rob McEwen, Chairman and Chief Owner commented: “Exploration continued to shine this quarter with Stock and Grey Fox drill results returning multi-ounce gold intersections at relatively shallow depths. In Nevada, our Gold Bar Mine produced almost 5,000 ounces of gold in September. Drilling at Gold Bar South returned several new drill holes showing broad intervals of grades better than twice that of the current resource, which should enhance the project’s economics. Our focus is on exploration to grow our production and extend the life of our mines.”

Gold Bar Mine, Nevada (100%)

Gold Bar produced 11,029 gold ounces in Q3. Since reaching commercial production during Q2, the mine has been able to reach several operational benchmarks, and gold output is increasing during the second half of 2019.

Our 2019 exploration budget for the Gold Bar property is $5 million, with a focus on near surface oxide and deep sulphide targets. Drilling at Gold Bar South has successfully defined additional mineralization that is expected to increase our gold resource and reserve base and extend the Gold Bar Mine’s life. The updated resource and reserve for Gold Bar South will be released in early 2020. Subject to permitting advancing as planned, mining at Gold Bar South could begin in early 2021.

Our deep drilling program has begun to test for deep sulfide gold targets similar to Barrick Gold’s latest discoveries Gold Rush and Fourmile, which are located on trend 25 miles North of the Gold Bar property. Two deep holes are planned this year to test for higher-grade gold mineralization at depth. The first deep drill hole is completed and was a geological success, as it confirmed the presence of the right host rock units over a large intercept of 1,217 ft. (370 m), which contained anomalous gold-pathfinder elements and alteration indicating hydrothermal fluid movement through the rock formation, but it did not contain any gold values. A second deep hole, located 3.2 miles (5.2 km) East of the first, is in progress.

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Black Fox Mine, Timmins, Canada (100%)

Black Fox produced 7,421 gold ounces in Q3. Production was below our expectations, primarily because of insufficient working areas and delays in advancing underground development.

Our 2019 exploration budget for the Black Fox Complex is $18 million and includes surface and underground drilling. Drilling started in April and there are currently 14 surface rigs and one dedicated underground rig actively exploring on the Black Fox and Stock properties. The best results are coming from the Stock Property, where our mill is located, and the Grey Fox deposit area at the Black Fox Property, where exploration is adding to already significant gold resources. Underground drilling at the Black Fox Mine is focusing on resource development along the western flank of the mine and at depth below 900 m.

San José Mine, Santa Cruz, Argentina (49%(2))

San José is on-track to achieve our full year guidance for 2019 of 49,000 gold ounces and 3,225,000 silver ounces. Our attributable production from San José in Q3 was 13,575 gold ounces and 943,037 silver ounces, for a total of 24,415 GEOs. Exploration at San José is focusing on San José South and Aguas Vivas, a poly-metallic sulfide deposit with gold, silver, lead and zinc about 8 km from the mine. In Q4, exploration is also planned in areas surrounding Newmont Goldcorp’s Cerro Negro Mine, which produced 490,000 ounces of gold in 2018.

El Gallo Project, Sinaloa, Mexico (100%)

El Gallo is expected to produce 16,000 gold ounces in 2019. It produced 3,018 gold ounces in Q3 from residual leaching of the heap leach pad.

Third Quarter Financial Results

Operating costs for the quarter ended September 30, 2019 will be released with our 10-Q Quarterly Financial Statements at the end of October.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

Notes:

(2)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc. All dollar amounts are US Dollars.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical content of this news release has been reviewed and approved by Chris Stewart, P.Eng., President & COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Christina McCarthy ext. 390 Mihaela Iancu ext. 320 info@mcewenmining.com	Website: www.mcewenmining.com

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